                                                                    Exhibit 21.1

         The following is a list of the  significant  subsidiaries  of Clearwire
Corporation,   and  the  state  or  other   jurisdiction  of   incorporation  or
organization.

           LIST OF CONSOLIDATED SUBSIDIARIES OF CLEARWIRE CORPORATION

                                                                            State or Other Jurisdiction of
Name of Subsidiary                                                          Incorporation or Organization
------------------                                                          -----------------------------

Clearwire US LLC                                                            Nevada
Clearwire Communications, Inc.                                              Delaware
Clearwire Hawaii Partners LLC                                               Delaware
Clearwire Hawaii Partners Spectrum, LLC                                     Nevada
Clearwire Latin America, LLC                                                Nevada
Clearwire Spectrum Corp.                                                    Delaware
Clearwire Spectrum Holdings LLC                                             Nevada
Clearwire Spectrum Holdings II LLC                                          Nevada
Clearwire Technologies, Inc.                                                Delaware
Clearwire Telecommunications Services, LLC                                  Nevada
Craig Wireless Honolulu, Inc.                                               Hawaii
DCT Los Angeles, L.L.C.                                                     Delaware
Fixed Wireless Holdings, LLC                                                Delaware
Jonsson Communications Corporation                                          California
LH Communications, LLC                                                      Ohio
Lois Hubbard Communications, LLC                                            Ohio
Unison Wireless, Inc.                                                       Delaware
Winbeam, Incorporated                                                       Pennsylvania
Winbeam Westmoreland, LLC                                                   Pennsylvania
Clearwire International, LLC                                                Washington
Budget Wireless Limited                                                     Ireland
Clearwire d.o.o. za telekomunikacije                                        Croatia
Clearwire Belgium Sprl                                                      Belgium
CLEARWIRE d.o.o. Beograd                                                    Serbia
Clearwire Brasil Participacoes Ltda.                                        Brasil
Clearwire Europe B.V.                                                       Netherlands
Clearwire Europe Management Services GmBH                                   Austria
Clearwire Europe S.a.r.l.                                                   Luxembourg
Clearwire France S.A.S.                                                     France
Clearwire Ireland Limited                                                   Ireland
Clearwire Poland Holdings S.a.r.l.                                          Poland
Clearwire Poland Sp. Z.o.o.                                                 Poland
Clearwire Poland Spectrum Sp. Z.o.o.                                        Poland
Clearwire Slovakia s.r.o.                                                   Slovakia
CW Telecomunicacoes Ltda.                                                   Brazil
Mac Telecom SA                                                              Belgium
accessNET International, S.A.                                               Romania
Banda Ancha, S.A.                                                           Spain
Idilis, S.A.                                                                Romania

          LIST OF UNCONSOLIDATED SUBSIDIARIES OF CLEARWIRE CORPORATION

                                                                            State or Other Jurisdiction of
Name of Subsidiary                                                          Incorporation or Organization
------------------                                                          -----------------------------

ATCO Clearwire Telecom Limited                                              Cayman Islands
ATCO Clearwire Telecom Limited -- Jordan PSC                                Jordan
Craig Wireless Manitoba Inc.                                                Canada
Danske Telecom A/S                                                          Denmark
GALT Wireless, LLC                                                          Washington
MVS Net, S.A. de C.V.                                                       Mexico